                                                                    EXHIBIT 99.1

N E W S  R E L E A S E                             [LOGO OF SPX Corporation]


 Contact: Charles A. Bowman
          704-752-4400
          E-mail: investor@spx.com


                         SPX REPORTS SECOND QUARTER RESULTS

                      Reported Second Quarter Net Income Increases 335%

          CHARLOTTE, NC - July 24, 2002 - SPX Corporation (NYSE:SPW) today announced second quarter 2002 financial results. The company reported revenues for the second quarter 2002 of $1.26 billion and earnings of $1.38 per share, or $2.15 per share before special charges.

          Commenting on the company's second quarter results, John B. Blystone, Chairman, President and CEO said, "We have exceeded our commitments again in difficult economic conditions. Our operating margins and free cash flow performance for the quarter were exceptional and we believe they validate our Value Improvement Process."

 FINANCIAL HIGHLIGHTS:

 Earnings Per Share: Reported second quarter earnings of $1.38 per share include special charges of $0.77 per share as described below. Without the impact of special charges, earnings per share was $2.15 representing:

     . A 42.4% increase over second quarter 2001 reported earnings per share of $1.51 without the impact of special charges.

     . A 29.5% increase over second quarter 2001 pro forma earnings per share of $1.66. Our pro forma operating results treat the UDI acquisition and the implementation of SFAS 141 and 142 accounting for goodwill amortization as if they occurred on January 1, 2001.

     Second quarter reported earnings per share include a $50.8 million pretax special charge, ($32.6 million after-tax) or $0.77 per share, primarily associated with cost reduction actions and facility consolidation initiatives at Waukesha Electric Systems and Inrange Technologies as well as outsourcing initiatives and previously announced restructuring actions.

Revenues: Reported revenues for the second quarter were $1.26 billion compared to second quarter 2001 revenues of $910.1 million. Second quarter 2002 organic revenues declined 4.4%. Organic revenue refers to revenues excluding the impact of acquisitions and divestitures. The following schedule summarizes the change in revenues by segment for the second quarter of 2002:

            Revenue Growth By Segment

                                                           Second Quarter
              Segment                                    Reported    Organic

              Technical Products and Systems               26.6%      -8.6%
              Industrial Products and Services             36.0%      -3.7%
              Flow Technology                              83.2%      -5.3%
              Service Solutions                            13.3%       1.4%

              Consolidated                                 38.2%      -4.4%

 - Technical Products and Systems second quarter 2002 reported revenues were $319.1 million. Organic revenue growth in digital broadcast antennas and fire detection and building life safety systems was offset by a decline in demand for open storage network systems, automated fare collection systems and pipe and cable locating equipment.

 - Industrial Products and Services reported revenues for the second quarter of 2002 were $430.8 million. Organic growth in high-tech castings, material handling systems and agricultural equipment was offset by a decline in dock equipment, power transformers and medium and high-pressure hydraulic equipment.

 - Flow Technology reported revenues for the second quarter of 2002 were $316.7 million. Organic growth for cast iron boilers and process and fluid handling equipment was offset by a decline in industrial mixers and valves.

 - Service Solutions reported revenues for the second quarter of 2002 were $190.9 million. An increase in daily tool orders resulted in organic growth in the quarter.

Operating Margins: Second quarter operating margins of 14.1%, excluding special charges, increased 150 basis points from reported operating margins of 12.6% in the second quarter of 2001 and 320 basis points over pro forma margins of 10.9% for the second quarter 2001. These improvements in operating margins were a result of acquisition synergies and cost reduction initiatives.

         Operating Margin By Segment                     Second Quarter
                                                Reported    Pro Forma   Reported
         Segment                                  2002         2001       2001
         Technical Products and Systems           14.6%        15.7%      16.1%
         Industrial Products and Services         16.7%        13.0%      13.9%
         Flow Technology                          14.3%         8.3%      14.8%
         Service Solutions                        14.0%        11.0%       9.0%

         Consolidated                             14.1%        10.9%      12.6%

Cash Flow: The company generated EBIT of $186.6 million and EBITDA of $220.0 million for the second quarter 2002, compared to reported EBIT of $124.8 million and reported EBITDA of $159.4 million for the second quarter 2001 excluding special charges.

..    Second quarter cash from operations of $136.4 million, less capital spending of $23.6 million, resulted in reported free cash flow of $112.8 million or 193% of reported net income.

..    Reported free cash flow of $112.8 million plus cash restructuring costs of
     $14.9 million resulted in normalized free cash flow of $127.7 million or 140% of net income excluding special charges.

..    Second quarter 2002 EBITDA margins were 17.5% compared to 14.2% for pro forma second quarter 2001.

..    There were no stock repurchases during the second quarter.

..    The company completed two strategic acquisitions during the quarter for total cash consideration of $73.0 million.

..    Non-cash earnings from pension plans were $7.1 million for the second quarter 2002 compared to $9.3 million for the second quarter 2001.

Refinancing:

The company has engaged JP Morgan to refinance $1.2 billion of the senior secured debt under its credit facility. The transaction is expected to close on July 25, 2002. The refinancing includes the following:

..    Extending the maturity of Tranche B term loans to September 30, 2009 and
     Tranche C term loans to March 31, 2010; and

..    Amending existing covenant baskets to provide international flexibility and capacity for growth.

         SPX Corporation is a global provider of technical products and systems, industrial products and services, flow technology and service solutions. The Internet address for SPX Corporation's home page is www.spx.com. The SPX website includes 2001 pro forma financial data.

         Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please refer to the company's public filings for discussion of certain important factors that relate to forward-looking statements contained in this press release. The words "believe," "expect," "anticipate," "estimate," "guidance," "target" and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

                        SPX CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 ($ in millions)

                                                     Unaudited
                                                      June 30,      December 31,
                                                        2002            2001
                                                    ------------    ------------
     ASSETS
     Current assets:
     Cash and equivalents                           $      381.3    $     460.0
     Accounts receivable                                   932.4          976.2
     Inventories                                           670.4          625.5
     Prepaid and other current assets                      127.5          130.7
     Deferred income taxes and refunds                     260.6          236.6
                                                    ------------    -----------
       Total current assets                              2,372.2        2,429.0
     Property, plant and equipment                       1,339.0        1,279.2
     Accumulated depreciation                             (498.2)        (439.7)
                                                    ------------    -----------
       Net property, plant and equipment                   840.8          839.5
     Goodwill / intangibles, net                         3,041.8        3,061.7
     Other assets                                          779.6          749.9
                                                    ------------    -----------
       Total assets                                 $    7,034.4    $   7,080.1
                                                    ============    ===========

     LIABILITIES AND SHAREHOLDERS' EQUITY
     Current liabilities:
     Accounts payable                               $      485.4    $     514.3
     Accrued expenses                                      872.7          856.9
     Current maturities of long-term debt                  157.1          161.6
                                                    ------------    -----------
       Total current liabilities                         1,515.2        1,532.8

     Long-term debt                                      2,330.9        2,450.8
     Deferred income taxes                                 794.0          752.6
     Other long-term liabilities                           611.7          603.6
                                                    ------------    -----------
       Total long-term liabilities                       3,736.6        3,807.0

     Minority Interest                                      13.5           25.0
     Shareholders' equity:
     Common stock                                          426.5          416.5
     Paid-in capital                                     1,218.0        1,139.0
     Retained earnings                                     325.6          350.8
     Accumulated other comprehensive loss                 (100.5)         (90.5)
     Common stock in treasury                             (100.5)        (100.5)
                                                    ------------    -----------
       Total shareholders' equity                        1,769.1        1,715.3
                                                    ------------    -----------
       Total liabilities and shareholders' equity   $    7,034.4    $   7,080.1
                                                    ============    ===========

                        SPX CORPORATION AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                    ($ in millions, except per share amounts)
                                    Unaudited

                                                            Three months ended          Six months ended
                                                                 June 30,                   June 30,
                                                          ----------------------    ------------------------
                                                             2002        2001          2002         2001
                                                          ----------  ----------    ----------  ------------
Revenues                                                  $  1,257.5   $   910.1    $  2,388.0   $  1,590.5

Costs and expenses:
Cost of products sold                                          832.8       623.4       1,590.5      1,086.7
Selling, general and administrative                            245.6       171.0         476.4        300.3
Goodwill / intangible amortization                               2.0        14.8           3.7         25.6
Special charges                                                 50.8        40.5          57.2         43.9
                                                          ----------   ---------    ----------   ----------
   Operating income                                            126.3        60.4         260.2        134.0

Other (expense) income, net                                      1.2       (10.4)          0.4         (8.7)
Equity earnings in joint ventures                                8.3         9.0          18.6         18.4
Interest expense, net                                          (38.4)      (30.3)        (75.4)       (55.0)
                                                          ----------   ---------    ----------   ----------
   Income before income taxes                                   97.4        28.7         203.8         88.7
Provision for income taxes                                     (39.1)      (15.3)        (80.4)       (39.9)
                                                          ----------   ---------    ----------   ----------
Income before change in accounting principle                    58.3        13.4         123.4         48.8
Change in accounting principle                                     -           -        (148.6)           -
                                                          ----------   ---------    ----------   ----------
Net (loss) income                                         $     58.3   $    13.4    $    (25.2)  $     48.8
                                                          ==========   =========    ==========   ==========

Basic (loss) income per share of common stock
   Income before change in accounting principle           $     1.41   $    0.38    $     3.01   $     1.47
   Change in accounting principle                                  -           -         (3.63)           -
                                                          ----------   ---------    ----------   ----------
   Net (loss) income per share                            $     1.41   $    0.38    $    (0.62)  $     1.47
                                                          ==========   =========    ==========   ==========

Weighted average number of common shares outstanding          41.297      35.170        40.974       33.106

Diluted (loss) income per share of common stock
   Income before change in accounting principle           $     1.38   $    0.37    $     2.94   $     1.44
   Change in accounting principle                                  -           -         (3.54)           -
                                                          ----------   ---------    ----------   ----------
   Net (loss) income per share                            $     1.38   $    0.37    $    (0.60)  $     1.44
                                                          ==========   =========    ==========   ==========

Weighted average number of common shares outstanding          42.335      36.093        42.033       33.944

                        SPX CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 ($ in millions)
                                    Unaudited

                                                                                    Six months ended
                                                                                         June 30,
                                                                                -----------------------
                                                                                    2002        2001
                                                                                ----------- -----------
     Cash flows from (used in) operating activities:
     Net (loss) income                                                          $   (25.2)  $    48.8
     Adjustments to reconcile net income to net
     cash from operating activities -
     Change in accounting principle                                                 148.6           -
     Special charges                                                                 57.2        57.4
     Loss on sale of businesses                                                         -        11.8
     Deferred income taxes                                                           71.6         8.1
     Depreciation                                                                    56.6        39.4
     Amortization of goodwill and intangibles                                         7.6        26.4
     Amortization of discount on LYONs                                               11.2         7.4
     Employee benefits                                                               (6.9)      (16.5)
     Other, net                                                                      (3.5)       (2.9)
     Changes in operating assets and liabilities, net of
     effects from acquisitions and divestitures                                     (89.1)      (54.3)
     Changes in working capital securitizations                                     (14.7)       (2.9)
     Cash spending on restructuring actions                                         (40.1)       (6.8)
                                                                                ----------  ---------
     Net cash from operating activities                                             173.3       115.9

     Cash flows from (used in) investing activities:
     Business and fixed asset divestitures                                            9.2       123.0
     Business acquisitions and investments, net of cash acquired                   (113.1)     (181.2)
     Capital expenditures                                                           (51.1)      (81.0)
     Other, net                                                                      (4.1)          -
                                                                                ----------  ---------
     Net cash (used in) investing activities                                       (159.1)     (139.2)

     Cash flows from (used in) financing activities:
     Borrowings under other debt agreements                                             -     1,466.9
     Payments under other debt agreements                                          (135.6)   (1,174.1)
     Common stock issued under stock incentive programs                              47.1        17.1
     Common stock issued under exercise of stock warrants                            24.2           -
     Other, net                                                                     (28.6)          -
                                                                                ----------  ---------
     Net cash from (used in) financing activities                                   (92.9)      309.9
                                                                                ----------  ---------
     Net increase (decrease) in cash and equivalents                                (78.7)      286.6
     Cash and equivalents, beginning of period                                      460.0        73.7
                                                                                ----------  ---------
     Cash and equivalents, end of period                                        $   381.3   $   360.3
                                                                                ==========  =========

                        SPX CORPORATION AND SUBSIDIARIES
                                RECONCILIATION OF
              RESULTS ON A COMPARABLE BASIS EXCLUDING UNUSUAL ITEMS
                    ($ in millions, except per share amounts)
                                    Unaudited

                                                                Three months ended   Six months ended
                                                                    June 30,             June 30,
                                                                -------------------  ----------------
                                                                  2002       2001      2002     2001
                                                                  ----       ----      ----     ----
Income before income taxes and change in accounting principle   $   97.4   $   28.7  $  203.8  $ 88.7
Special charges and gains:
Loss on sale of GS Electric                                            -       11.8         -    11.8
Restructuring and other special charges *                           50.8       54.0      57.2    57.4
                                                                ---------  --------- --------- ------

Pretax income excluding unusual items                              148.2       94.5     261.0   157.9
Income taxes                                                       (57.3)     (40.1)   (101.0)  (66.1)
                                                                ---------  --------- --------- ------
Net income from continuing operations excluding unusual items   $   90.9   $   54.4  $  160.0  $ 91.8
                                                                =========  ========= ========= ======

Diluted EPS from continuing operations excluding unusual items  $   2.15   $   1.51  $   3.81  $ 2.70
                                                                =========  ========= ========= ======

Pro forma impact of SFAS 142 on diluted EPS **                       n/a       0.33       n/a    0.59
                                                                ---------  --------- --------- ------
Diluted EPS from continuing operations excluding unusual items
adjusted for SFAS 142 **                                        $   2.15   $   1.84  $   3.81  $ 3.29
                                                                =========  ========= ========= ======

Shares outstanding                                                42.335     36.093    42.033  33.944

* In the second quarter of 2001, $13.5 of special charges were reported in cost of products sold
** As if SFAS 142 was in effect during 2001

                        SPX CORPORATION AND SUBSIDIARIES
                     RESULTS OF OPERATING INCOME BY SEGMENT
                                 ($ in millions)
                                    Unaudited

                                               Three months ended                     Six months ended
                                                    June 30,                               June 30,
                                              --------------------                  --------------------
                                                2002        2001       %              2002        2001      %
                                                ----        ----       -              ----        ----      -
   Technical Products and Systems

   Revenues                                   $  319.1    $  252.0    26.6%         $  623.1    $  460.0   35.5%
   Gross profit                                  138.7       106.7                     268.8       192.9
   Selling, general & administrative              91.2        63.3                     176.2       118.2
   Goodwill/intangible amortization                1.0         2.9                       2.0         4.8
                                              --------------------                  --------------------
   Operating income                           $   46.5    $   40.5    14.8%         $   90.6    $   69.9   29.6%
                                              ====================                  ====================
   as a percent of revenues                       14.6%       16.1%                     14.5%       15.2%

   Industrial Products and Services

   Revenues                                   $  430.8    $  316.7    36.0%         $  815.0    $  566.3   43.9%
   Gross profit                                  119.5        82.4                     220.1       144.1
   Selling, general & administrative              46.7        32.5                      91.3        54.5
   Goodwill/intangible amortization                0.7         5.8                       1.1        10.3
                                              --------------------                  --------------------
   Operating income                           $   72.1    $   44.1    63.5%         $  127.7    $   79.3   61.0%
                                              ====================                  ====================
   as a percent of revenues                       16.7%       13.9%                     15.7%       14.0%

   Flow Technology

   Revenues                                   $  316.7    $  172.9    83.2%         $  596.4    $  244.2  144.2%
   Gross profit                                  107.9        62.1                     205.2        88.4
   Selling, general & administrative              62.4        34.8                     120.2        52.1
   Goodwill/intangible amortization                0.3         1.7                       0.5         2.0
                                              --------------------                  --------------------
   Operating income                           $   45.2    $   25.6    76.6%         $   84.5    $   34.3  146.4%
                                              ====================                  ====================
   as a percent of revenues                       14.3%       14.8%                     14.2%       14.0%

   Service Solutions

   Revenues                                   $  190.9    $  168.5    13.3%         $  353.5    $  320.0   10.5%
   Gross profit                                   58.6        49.0                     103.4        91.9
   Selling, general & administrative              31.8        29.5                      61.4        56.1
   Goodwill/intangible amortization                  -         4.4                       0.1         8.5
                                              --------------------                  --------------------
   Operating income                           $   26.8    $   15.1    77.5%         $   41.9    $   27.3   53.5%
                                              ====================                  ====================
   as a percent of revenues                       14.0%        9.0%                     11.9%        8.5%

   Corporate expenses                         $   13.5    $   10.9                  $   27.3    $   19.4

   Consolidated operating margins                 14.1%       12.6%                     13.3%       12.0%

(1) In the second quarter of 2001, results for the UDI businesses are reflected beginning May 25, 2001.
(2) All amounts exclude special charges including those reported in cost of products sold.
(3) If SFAS 142 was in effect during the second quarter of 2001, intangible amortization would have been lower in the second quarter by $2.6 for the Technical Products and Systems segment, $5.6 for the Industrial Products and Services segment, $1.6 for the Flow Technology segment, and $4.4 for the Service Solutions segment.

                        SPX CORPORATION AND SUBSIDIARIES
                               CASH RECONCILIATION
                                 ($ in millions)
                                    Unaudited

                                             Six months
                                               ended
                                              6/30/02
                                             ----------
Beginning cash                               $   460.0

Operational cash flow                            173.3
Acquisitions                                    (113.1)
Business and fixed asset divestitures              9.2
Capital expenditures                             (51.1)
Net borrowings / (payments)                     (135.6)
Other equity issuances                            71.3
Other, net                                       (32.7)

                                             ---------
Ending cash                                  $   381.3
                                             =========

                                               Ending                       LYONs               Ending
                                                Debt          Net          Discount              Debt
                                             12/31/2001     Change        Accretion            6/30/02
                                             ----------   ----------     -----------        ------------
Revolver                                              -            -                                   -
Tranche A                                         393.7        (62.4)                              331.3
Tranche B                                         490.0         (2.5)                              487.5
Tranche C                                         823.0        (14.1)                              808.9
February LYONS                                    590.9            -             7.8               598.7
May LYONS                                         244.8            -             3.4               248.2
IRB                                                 1.0            -                                 1.0
Debt acquired from UDI                             41.1        (35.9)                                5.2
Other                                              27.9        (20.7)                                7.2

                                             ----------   ----------     -----------        ------------
Totals                                       $  2,612.4   $   (135.6)    $      11.2        $    2,488.0
                                             ==========   ==========     ===========        ============

                        SPX CORPORATION AND SUBSIDIARIES
                        FREE CASH FLOW AS % OF NET INCOME
                                 ($ in millions)
                                    Unaudited

                                                                       2001                             2002     2002       Six
                                                        Q1          Q2      Q3      Q4         Year      Q1       Q2       Months
                                                      ===================================   ========== ================   ========
Cash flow from operations (GAAP)                        19.0        96.9   120.7   255.6        492.2   36.9     136.4       173.3
                                                                                                    -
Capital Expenditures                                   (33.0)      (48.0)  (32.4)  (36.6)      (150.0) (27.5)    (23.6)      (51.1)

                                                      ----------------------------------------------------------------    --------
Free cash flow before restructuring                    (14.0)       48.9    88.3   219.0        342.2    9.4     112.8       122.2
                                                      ----------------------------------------------------------------    --------

Cash Restructuring/Other                                 4.2         4.5    16.9    29.4         55.0   25.2      14.9        40.1

                                                      ----------------------------------------------------------------    --------
Normalized free cash flow                               (9.8)       53.4   105.2   248.4        397.2   34.6     127.7       162.3
                                                      ----------------------------------------------------------------    --------

Net income (excluding unusuals)                         37.4        54.4    61.6    83.8        237.2   69.1      90.9       160.0
Net income before change in accounting principle        35.4        13.4    59.2    65.0        173.0   65.1      58.3       123.4

% of Net income (excluding unusuals)                  NM              98%    171%    296%         167%    50%      140%        101%
% of net income reported                              NM             365%    149%    337%         198%    14%      193%         99%